Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Contact:	Keoni Wagner (808) 838-6778
Wednesday, April 8, 2009		Keoni.Wagner@hawaiianair.com

Hawaiian Airlines Reports March Traffic Statistics and
Updates First Quarter 2009 Revenue Expectations

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA), today announced its systemwide traffic statistics for March and year-to-date.

SYSTEMWIDE OPERATIONS

MARCH	2009	2008	% Change
PAX	716,320	608,828	17.7%
RPMS (000)	698,630	679,090	2.9%
ASMS (000)	825,944	774,552	6.6%
LF	84.6%	87.7%	(3.1	)pts.

YEAR-TO-DATE	2009	2008	% Change
PAX	1,995,333	1,732,996	15.1%
RPMS (000)	1,960,085	1,938,911	1.1%
ASMS (000)	2,392,553	2,281,385	4.9%
LF	81.9%	85.0%	(3.1	)pts.

PAX:	Passengers transported
RPM:	One paying passenger transported one mile
ASM:	One seat transported one mile
LF:	Percentage of seating capacity utilized

Hawaiian also reported that based on preliminary data it expects Passenger Revenue per ASM (PRASM) to increase between 3.5% and 5.5% for the three months ended March 31, 2009, compared to the same period in 2008, exceeding the previous expectations the company disclosed during a conference call with investors on February 18, 2009, following the release of the Company’s 2008 financial results.

Any forward-looking statements in this release are based on information available to the company at the date of this release. The Company does not undertake to publicly update its forward looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Hawaiian’s updated revenue expectations are based on preliminary data and are subject to risk that subsequent adjustments may affect the accuracy of these estimates. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

Additional information is available online at HawaiianAirlines.com.